Exhibit 13.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Indonesia Energy Corporation Limited (the “Company”) on Form 20-F for the year ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. Wirawan Jusuf, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 29, 2026	/s/ Wirawan Jusuf
Dr. Wirawan Jusuf
Chief Executive Officer
(Principal Executive Officer)